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                                                                   EXHIBIT 99.01

                                December 17, 2003


Transmeta Corporation
3990 Freedom Circle
Santa Clara, California 95054

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 (Registration No. 333-107113) (the "REGISTRATION STATEMENT") filed by Transmeta Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on July 17, 2003, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of up to an aggregate of $100,000,000 of the Company's debt securities, shares of preferred stock, shares of common stock or warrants to purchase debt securities, preferred stock or common stock, as described under "Description of Securities to be Registered" in the Registration Statement (the "SECURITIES"). With the prospectus and prospectus supplements that constitute part of the Registration Statement, the Company may offer and sell the Securities from time to time on a delayed or continuous basis.

      The Company currently proposes to sell up to an aggregate of 28,750,000 shares (the "OFFERED SHARES") of the Company's Common Stock, $0.00001 par value per share (the "COMMON STOCK"), under the Registration Statement (the "OFFERING") to Needham & Company, Inc., A.G. Edwards & Sons, Inc., and U.S. Bancorp Piper Jaffray Inc. (the "UNDERWRITERS") pursuant to an underwriting agreement dated December 17, 2003 between the Company and the Underwriters (the "UNDERWRITING AGREEMENT").

      In rendering this opinion, in addition to the Registration Statement, we have also examined the following:

(1) a copy of the Company's Second Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on November 13, 2000;

(2)   the Restated Bylaws of the Company, as adopted on July 31, 2000;

(3) the Current Report on Form 8-K with which this opinion is filed as an exhibit;

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(4)   the base prospectus comprising part of the Registration Statement, as amended (the "BASE PROSPECTUS"), and the accompanying prospectus supplements applicable to the Offering (the "PROSPECTUS SUPPLEMENTS");

(5) the resolutions of the Company's Board of Directors (the "BOARD") adopted at a meeting held on July 15, 2003, approving the filing of the Registration Statement and the issuance of up to $100,000,000 of the Securities;

(6) the resolutions of the Board adopted at a meeting held on November 21, 2003, approving the Offering and establishing a pricing committee of the Board (the "PRICING COMMITTEE") to approve the terms of the Offering;

(7) the resolutions of the Pricing Committee adopted at a meeting held on December 17, 2003, approving the terms of the Offering and authorizing the Company to enter into the Underwriting Agreement (the "PRICING COMMITTEE RESOLUTIONS");

(8)   the Underwriting Agreement;

(9)   the form of certificate representing shares of Common Stock;

(10)  a statement from the Company as of December 15, 2003 as to the number of
      (i) issued and outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and
      (iii) any additional shares of capital stock reserved for future issuance in connection with the Company's stock option and stock purchase plans and all other plans, agreements or rights; and

(11) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations (the "MANAGEMENT CERTIFICATE").

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that, if and to the extent that the Offered Shares are issued in certificated form, the certificates representing the Offered Shares will be, when issued, properly signed by authorized officers of the Company or their agents.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-

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existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Offered Shares, there will not have occurred any change in law affecting the validity of the Offered Shares.

      Based upon the foregoing, we are of the opinion that the Offered Shares, when issued, sold and delivered in the manner and for the consideration stated in the Pricing Committee Resolutions, the Registration Statement, the Base Prospectus and the Prospectus Supplements, and pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. This opinion is intended solely for use in connection with the issuance and sale of Offered Shares under the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first written above, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                        Very truly yours,

                                        /S/ FENWICK & WEST LLP


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